UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Lottery.com Inc.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee computed previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2022

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 Annual Meeting of Stockholders of Lottery.com Inc., (the “Annual Meeting”) to be held on June 10, 2022 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/lottery/2022 and entering the control number found on your proxy card, voting instruction form or notice you previously received.

The purpose of the Annual Meeting is to:

1.     elect the two Class I director nominees listed in the accompanying proxy statement (this “Proxy Statement”);

2.     ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022; and

3.     transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 14, 2022 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at https://www.cstproxy.com/lottery/2022 by following the instructions contained in the Proxy Statement.

Your vote is important to us.    Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 10, 2022:

This Proxy Statement and the 2022 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2021, are being made available on or about April 28, 2022 at https://www.cstproxy.com/lottery/2022.

By order of the Board of Directors,
/s/ Lawrence Anthony DiMatteo III.
Lawrence Anthony DiMatteo III Chairperson and Chief Executive Officer

April 28, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

i

LOTTERY.COM INC.
20808 STATE HWY 71 W, UNIT B
SPICEWOOD, TEXAS 78669

2022 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Lottery.com Inc. (“Lottery.com,” the “Company,” “we” or “us”) is making this proxy statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on June 10, 2022 at 10:00 a.m. Eastern Time at https://www.cstproxy.com/lottery/2022. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting.

At the Annual Meeting, our stockholders will:

(1)    vote to elect the two director nominees listed herein;

(2)    vote to ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022; and

(3)    transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 14, 2022 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of Securities and Exchange Commission (the “SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), via the Internet, as well as how to vote online. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 28, 2022.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods above, and as specified in the Notice, you authorize each of Ryan Dickinson, our Chief Financial Officer (“CFO”) and President, and Katie Lever, our Chief Legal Officer (“CLO”) and Chief Operating Officer (“COO”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on June 10, 2022, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made such Notice, this Proxy Statement and the Annual Report (together, the “Proxy Materials”) available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted into the virtual Annual Meeting, you must register by going to https://www.cstproxy.com/lottery/2022. You may gain access in the following ways, depending on how your shares are held. For more information, see “What is the difference between a record holder and holding shares of Common Stock in street name?” below.

•        Stockholders of record.    A stockholder deemed to be a “record holder” as of the Record Date must enter the control number found on their proxy card, voting instruction form or Notice that they previously received. Once registered, such stockholders will receive a confirmation email that they have successfully requested to join the Annual Meeting.

•        Stockholders holding their shares in “street name.”    A stockholder holding their shares in “street name,” or through a broker, bank or other nominee, must obtain a legal proxy reflecting the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that they held as of the Record Date, along with their name, email address, and a request for registration to: Continental Stock Transfer & Trust Company: by email to proxy@continentalstock.com, or by mail to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York, 10004. Requests for registration must be labeled as “Legal Proxy” and be received by Continental Stock Transfer & Trust Company no later than 5:00 p.m. New York City Time on June 9, 2022.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting, and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits. We will also make the list of the stockholders entitled to vote at the Annual Meeting available during the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record.    You may vote by granting a proxy in the following ways:

•        By Internet:    go to https://www.cstproxy.com/lottery/2022 and follow the on-screen instructions. You will need the Notice or proxy card in order to vote by Internet.

•       By Mail:    request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name.    You may vote by submitting voting instructions to their bank, broker or other nominee. In most instances, such stockholders will be able to do this on the Internet or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m., Eastern Time, on June 9, 2022 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than 5:30 p.m., Eastern Time, on June 9, 2022.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are two proposals scheduled to be voted on:

•        Proposal 1:    Election of the two Class I director nominees listed in this Proxy Statement (the “Nominee Proposal”); and

•        Proposal 2:    Ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022 (the “Ratification Proposal”).

Members of our management team and representatives of Armanino LLP are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement if so desired and are expected to be available to respond to appropriate questions.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 50,760,799 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a record holder and holding shares of Common Stock in street name?

A record holder holds shares in its name through Lottery.com’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Am I entitled to vote if my shares are held in street name?

If your shares are held in street name, the Notice will be forwarded to you by your bank, broker or other nominee, along with a voting instruction card. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. The Ratification Proposal is a routine matter, but the Nominee Proposal is considered to be a non-routine matter, so your bank, broker or other nominee cannot vote your shares on the Nominee Proposal unless you provide voting instructions for this matter. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter resulting in a “broker non-vote.”

As a street name holder, you may be required to obtain a proxy form from your bank, broker or other nominee to use at the Annual Meeting in order to vote your shares. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

How many shares must be present to hold the Annual Meeting?

In order for Lottery.com to conduct the Annual Meeting, holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present or represented and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card?

Receiving more than one Notice or proxy card generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet, vote once for each Notice or proxy card that you receive.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card.

Stockholders of record.    Whether you have voted by Internet or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

•        signing and delivering another proxy with a later date that is received no later than 5:30 p.m., Eastern Time, on June 9, 2022;

•        voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 9, 2022;

•        sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than 5:30 p.m., Eastern Time, on June 9, 2022; or

•        voting at the Annual Meeting.

Stockholders with shares held in street name.    If you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?

The Company’s transfer agent, Continental, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 — Nominee Proposal	Plurality of the votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 — Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

____________

(1)     If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the persons named in the form of proxy card (the “proxy holders”) who you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.

Who will pay for the cost of the proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e. shares held in street name) and will be reimbursed for their reasonable expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

Under our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes. Only one class of directors is elected in each year and each class (except for those directors appointed prior to the Company’s first annual meeting of stockholders, or this year’s Annual Meeting) serves a three-year term. Because the current Board was appointed prior to the Annual Meeting, the term length of each Class is, for each Class I director, a term that expires at this Annual Meeting; for each Class II director, a term that expires at the Company’s 2023 annual meeting of stockholders; and, for each Class III director, a term that expires at the Company’s 2024 annual meeting of stockholders.

There are currently seven directors serving on the Board. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated the following slate of Class I director nominees, each for a three-year term expiring at the Company’s 2025 annual meeting of stockholders: Steven M. Cohen and Joseph E. Kaminkow. Action will be taken at the Annual Meeting for the election of these director nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted by the proxy holders in favor of the election of Steven M. Cohen and Joseph E. Kaminkow except where proxies bear contrary instructions. In the event that these director nominees should become unavailable for election due to any presently unforeseen reason, the proxy holders will have the right to use their discretion to vote for a substitute or substitutes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2022

The following information describes the offices held and other business directorships of each director nominee. Information regarding each nominee’s beneficial ownership of equity securities is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Steven M. Cohen, 58, has served as a director of the Board since October 2021. Mr. Cohen has more than 25 years of experience as a lawyer in private practice and in public service. Since 2020, Mr. Cohen has served as a self-employed consultant providing strategic legal, government affairs and communication advice. Since 2017, Mr. Cohen has also served as co-chair of the Gateway Development Commission and was Chairman of Empire State Development from 2020 until 2021. From 2013 until 2020, he was the General Counsel and Chief Administrative Officer of MacAndrews & Forbes Incorporated, a diversified investment holding company, whose holdings during his tenure included Scientific Games Corporation (Nasdaq: SGMS), one of the world’s largest lottery and casino games technology providers. Prior to that position and throughout his career, Mr. Cohen held numerous positions in the public sector. He worked for the New York State Attorney General, first as Counselor and Chief of Staff from 2007 to 2010, and then as Secretary to the New York State Governor during 2011. From 1991 until 1998, he was an Assistant U.S. Attorney for the Southern District of New York and the Chief of the Violent Gangs Unit. During his career in private practice, Mr. Cohen was a partner at the law firms Cooley LLP from 1998 until 2006 and Zuckerman Spaeder LLP from 2011 until 2014. Since 2020, Mr. Cohen has served as a director of Whole Earth Brands Inc. (Nasdaq: FREE), and from 2015 until 2019, served as a director of vTv Therapeutics Inc. (Nasdaq: VTVT). He earned a Bachelor of Arts from New York University and a J.D. from the University of Pennsylvania Carey Law School.

We believe that Mr. Cohen is well-qualified to serve as a director of our Board because of his extensive knowledge of and experience handling complex legal and regulatory matters, as well as his experience in complex strategic matters for multi-national public organizations and governmental affairs. Mr. Cohen also has vast leadership experience in both the public and private sectors, including as a director of public company boards, which we believe will help us successfully manage our compliance with the regulatory regimes that govern our business and our responsibilities as a newly-public company, as well as our ongoing strategic initiatives.

Joseph E. Kaminkow, 63, has served as a director of the Board since October 2021. Mr. Kaminkow has nearly 35 years of experience in game design. Since 2013, Mr. Kaminkow has served as Chief Innovation Officer at Aristocrat Technologies Australia Pty Ltd. (“Aristocrat”) (ALL: AX), a leading gaming provider and games publisher that designs, manufactures and markets gaming machines and software for the casino industry. Since 2018, he has also served as the Special Advisor to the Chief Product Officer at Aristocrat. Mr. Kaminkow became Chief Game Designer at Zynga Inc. (“Zynga”) (Nasdaq: ZNGA), a publicly-held developer of the world’s most popular social online games, in 2012, and since 2019, he has served as Senior Vice President, Casino at Zynga. From 2010 until 2012, he was the Chief Executive Officer of Spooky Cool Labs, a social casino game creator. He also served as Senior Vice President of Gaming Design from 1986 until 1993 at Data East, LLC, as well as at SEGA from 1994 until 1999. From 1999 until 2011, Mr. Kaminkow was Senior Vice-President of Game Design at International Game Technology PLC (NYSE: IGT), a publicly-held slot machine manufacturer. Since 2020, Mr. Kaminkow has served as a director of 26 Capital Acquisition Corp., and was a director of Tastemakers LLC during 2020. He earned a Bachelor of Arts from Curry College.

We believe that Mr. Kaminkow is well-qualified to serve as a director of our Board because of his extensive knowledge of the casino, gaming and entertainment industries. Having served in various executive leadership and gaming design positions at reputable gaming companies for over three decades, we believe Mr. Kaminkow’s expertise will be valuable in helping our Board understand our business, strategic and corporate governance needs, as well as a thoughtful approach to technological advancements and initiatives in our sector.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

In addition to the directors nominated for election at the Annual Meeting, the following directors currently serve on our Board:

Class II, with a term expiring at the 2023 Annual Meeting of Stockholders:

Matthew (“Matt”) Clemenson, 38, is the co-founder of Lottery.com (f/k/a AutoLotto, Inc. (“AutoLotto”)), and has served as our Chief Revenue Officer since March 2022 and as a director of the Board since October 2021. Prior to that time, from 2015 until March 2022, Mr. Clemenson served as our Chief Commercial Officer, and from 2015 until 2019, as our President. In his role as Chief Revenue Officer, Mr. Clemenson oversees sales through Lottery.com’s B2B Platform and affiliate account management. Mr. Clemenson was previously the co-founder of Bay Area Mobile Fusion LLC, which operated from April 2013 until March 2016 to assist organizations in developing mobile apps quickly and iteratively outside the constraints of standard information technology platforms. From March 2011 until April 2015, Mr. Clemenson served as the Co-Chief Executive Officer and Chief Technology Officer of LesConcierges, Inc., a global concierge service and solutions provider, and from March 2007 until March 2011, worked in internal technology at Hotwire.

We believe that Mr. Clemenson is well-qualified to serve as a director of our Board because of his experience serving in several leadership positions at companies focused on developing mobile and online solutions, as well as experience as one of the co-founders of the Company, and, as a result, his extensive knowledge of our business and the technology industry generally.

Richard P. Kivel, 55, has served as a director of the Board since October 2021. Since 2017, he has served as the Managing Director of GrayBella Capital LLC, a Pan-European venture capital firm investing in growth-stage technology companies. In addition, since 2018, Mr. Kivel has served as Chairman of the board of directors of BC Platforms. From 2014 until 2016, Mr. Kivel served as Advisor and acting Chief Operating Officer of Ixcela, Inc. From 2013 until 2015, he was Executive Chairman of the board of directors of ViS Research Inc., leading to a successful acquisition by IMS Health. In addition, Mr. Kivel was a director of the board of directors and Chairman of the nominating committee of the board of directors of Rexahn Pharmaceuticals, Inc. (NYSE: RNN) from 2010 until 2013. Mr. Kivel’s executive management experience includes a Senior Management position at Bridgewater Associates, the world’s largest hedge fund, and two Chief Executive Officer positions: Theragenetics, Ltd. from 2006 until 2009, and MolecularWare, Inc. from 2001 until 2004, both of which were successfully acquired. He served in various roles at the Massachusetts Institute of Technology, including as the Chairman and President of the MIT Enterprise Forum, member of the board of the MIT Alumni Association, and lecturer. He is also a Trustee of Bankinter Innovation Foundation, a technology think-tank based in Madrid. Mr. Kivel received his Master of Science in Business Management from Boston College and his Bachelor of Arts from American International College.

We believe that Mr. Kivel is well-qualified to serve as a director of our Board because of his executive management background, in-depth knowledge of corporate finance and extensive experience on strategic matters as well as his many prior positions serving as a director and in board leadership positions in both public and private companies.

Class III, with a term expiring at the 2024 Annual Meeting of Stockholders:

Lawrence Anthony (“Tony”) DiMatteo III, 43, is the co-founder of AutoLotto, and served as our Chief Executive Officer (“CEO”) since 2015 and as Chairperson of the Board (“Chairperson”) since October 2021. In his role as Chief Executive Officer, Mr. DiMatteo is responsible for global initiatives, as well as the development and execution of our global strategy. From 2013 until 2015, Mr. DiMatteo was the co-founder and Chief Executive Officer of Glimpsable, Inc., a mobile photography-sharing app and social networking platform designed to gather and share users’ photos from group events. In 2009, Mr. DiMatteo founded Monreal Enterprises, LLC, an information technology services firm catering to the venture capitalist sector, and served as its Chief Executive Officer until 2015.

We believe that Mr. DiMatteo is well-qualified to lead our Board because he co-founded the Company and, as a result, has extensive knowledge of our business, as well as his entrepreneurial skillset.

Lisa Borders, 64, has served as a director of the Board since October 2021. Since 2019, she has served as Chief Executive Officer of LMB Group, LLC, a management consultancy firm that she founded. From 2018 to 2019, she was the inaugural President and Chief Executive Officer of TIME’S UP, an organization advocating for safe, fair and dignified work for all women. From 2016 to 2018, Ms. Borders was President of the Women’s National Basketball Association, where she was Chief Executive to team owners and worked to accelerate the league’s growth. From 2013 to 2016, she served as Vice President of Global Community Affairs at The Coca-Cola Company (NYSE: KO) and chaired The Coca-Cola Foundation. She also served as President of the Grady Health Foundation from 2008 to 2013, as well as Vice Mayor and President of the City Council in Atlanta, Georgia from 2004 to 2010. Ms. Borders currently serves on multiple boards of directors, including as an independent director of Six Circles Trust, part of J.P. Morgan Private Investments, Inc. since 2018, as a global board member of Operation Hope since 2020, and as an advisory board member of #SeeHER since 2017. She earned a Masters in Health Administration from the University of Colorado and a Bachelor of Arts from Duke University, where she currently serves as a member of the Board of Trustees.

We believe that Ms. Borders is well-qualified to serve as a director of our Board because of her more than 30 years of extensive experience in corporate and board leadership, her extensive role in philanthropic and diverse executive roles, as well as her deeply rooted commitment to public service and social commitment.

William (“Bill”) C. Thompson, Jr., 68, has served as a director of the Board since March 2022. Since 2019, Mr. Thompson has served as Executive Committee Member and Owner of American Triple I Partners, LLC, which manages private equity investments in infrastructure. In addition, since 2010, Mr. Thompson has served as Partner, Chief Administrative Officer and Senior Managing Director of Siebert Williams Shank & Co., LLC, an investment banking and financial services company that he first joined in April 2010 and which is a leading national women and minority owned investment bank in the United States. Since April 2019, Mr. Thompson has also served as a director of SciPlay Corporation (Nasdaq: SCPL), a social casino mobile company, where he also serves as the chairperson of the compensation committee and a member of the audit committee. Since 2018, Mr. Thomson has also served as a management trustee on the Board of Trustees of AFL-CIO Housing Investment Trust, an investment company registered under the Investment Company Act of 1940. Mr. Thompson was also elected for two consecutive terms as New York City Comptroller from 2002 through 2009, and previously served as the chairperson of the audit committee of the City University of New York. Mr. Thompson holds a Bachelor of Arts from Tufts University.

We believe that Mr. Thompson is well-qualified to serve as a director of our Board because of the variety and depth of knowledge he holds with respect to financial services and accounting matters, as well as an understanding of the corporate governance needs and regulatory requirements facing publicly traded companies in the gaming and entertainment industries.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

The Board directs and oversees the management of the business and affairs of the Company and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the Nominating and Corporate Governance Committee.

Director Independence and Independence Determinations

The Board has established guidelines (the “Corporate Governance Guidelines”) to assist it in making independence determinations for each director of our Board. The Corporate Governance Guidelines define an “independent director” to align with the definition provided under the corporate governance requirements of the Nasdaq Stock Market LLC (collectively, the “Nasdaq Rules”). Under Nasdaq Rule 5605(a)(2), a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. Directors who serve on the Audit Committee and Compensation Committee are subject to the additional independence requirements under applicable SEC rules and Nasdaq Rules.

It is the policy of the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s proxy statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of Nasdaq Rule 5605(a)(2).

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that Ms. Borders and Messrs. Cohen, Kaminkow, Kivel and Thompson are independent within the meaning of the Nasdaq Rules, including with respect to their respective committee service. The Board has determined that each member of the Audit Committee (Ms. Borders and Messrs. Cohen, Kivel and Thompson) is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee (Ms. Borders and Messrs. Kivel and Kaminkow) is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

Board Structure

The Board retains the flexibility to determine whether the roles of Chairperson and CEO should be combined or separated, based on what the Board believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interests of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight.

Currently, Tony DiMatteo holds both Chairperson and CEO positions. We believe that this combined role promotes responsible corporate governance for us at this time, as this structure best permits the Chairperson to use his long standing experience in the lottery game courier industry to perform his executive leadership and oversight responsibilities as CEO. The Board believes that Mr. DiMatteo, in his Chairperson role, helps to inform the Board of the corporate and strategic values and priorities of the Company, and to collaborate with management to enhance stockholder value. As CEO, Mr. DiMatteo is able to effectively communicate the Board’s views to management and help ensure all of the Company’s leadership teams are coordinated and act with a common purpose in executing on synergistic opportunities.

Executive Sessions

Tony DiMatteo, as Chairperson of the Board and CEO, and Matt Clemenson, as Chief Revenue Officer, are currently the only employee directors serving on the Board. The Board regularly meets in executive session without Messrs. DiMatteo and Clemenson or any other members of management present. Each of the standing committees of the Board also meets regularly in executive session without Messrs. DiMatteo and Clemenson or any other members of management present.

Board Committees and Meetings

The following table summarizes the current membership of each of the standing committees of the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Tony DiMatteo
Matt Clemenson
Lisa Borders*	X	X	X, Chair
Steven M. Cohen*	X		X
Joseph E. Kaminkow*		X
Richard P. Kivel*	X	X, Chair	X
William C. Thompson Jr.*+	X, Chair

____________

*        Independent director

+       Appointed in March 2022

We became a public company on October 29, 2021 (the “Business Combination Closing”), upon the closing of the business combination between Trident Acquisitions Corp. (“TDAC”) and AutoLotto (the “Business Combination”). In connection with the Business Combination, AutoLotto became a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.”

Our Board was appointed, and each of our committees were established, following the Business Combination Closing. Following the Business Combination Closing on October 29, 2021, our Board and Board committees, with the exception of the Audit Committee, which held three meetings, did not hold any meetings in the year ended December 31, 2021 (“fiscal 2021”), and during fiscal 2021, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees on which such director served (held during the period that such director served).

Our Corporate Governance Guidelines, which we adopted following the Business Combination Closing, provide that all directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. This Annual Meeting is the first held by the Company following the Business Combination Closing and the first held after each member of our current Board was appointed.

Audit Committee.    All members of the Audit Committee are “independent” in accordance with the Nasdaq Rules and rules of the U.S. Securities and Exchange Commission (the “SEC”) applicable to boards of directors in general and audit committee members in particular. The Board has determined that each member of the Audit Committee is “financially literate” within the meaning of the Nasdaq Rules because each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Thompson qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K, and therefore, also satisfies the “financial sophistication” requirement in accordance with Nasdaq Rule 5605(c)(2)(A). The Board reached its conclusion as to Mr. Thompson’s qualifications based on, among other things, his background in financial services and accounting, and experience on the audit committees of public, private and investment companies.

The duties and responsibilities of the Audit Committee include:

•        those duties and responsibilities delegated to it by the Board, including overseeing our financial reporting policies, our internal controls, and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•        being directly responsible for the appointment, retention, replacement and oversight of our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•        pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•        reviewing reports from, and material written communications between, management and the independent registered public accounting firm, including with respect to issues as to the adequacy of the Company’s internal controls;

•        reviewing and approving any related person transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC and prior to our entering into such transaction;

•        reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management; and

•        reviewing the Audit Committee Charter and the Audit Committee’s performance at least annually.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management our annual audited financial statements and our quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials in accordance with the applicable SEC rules and regulations.

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee Charter is available on the Investor Relations — Corporate Governance page of the Company’s website, https://lottery.com. The Audit Committee met three times during fiscal 2021.

Compensation Committee.    All members of the Compensation Committee are “independent” in accordance with the Nasdaq Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, at least two members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for reviewing and overseeing our compensation policies and practices, and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, and compliance rules and best practices. With respect to executive compensation, the Compensation Committee:

•        annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

•        evaluates, as a committee or together with the other independent directors (as directed by the Board), the performance of our CEO and other executive officers in light of such corporate goals and objectives, as well as their individual achievements;

•        approves and recommends to our Board for approval of the compensation of our CEO and other executive officers based on this evaluation; and

•       periodically reviews and approves of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, as well as any employment agreements and severance agreements, change in control agreements and special or supplemental compensation and benefits.

Additional duties and responsibilities of the Compensation Committee include:

•        establishing and reviewing the objectives of the our basic compensation policies;

•        making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company;

•        establishing and periodically reviewing policies regarding senior management perquisites and expense accounts;

•        reviewing our regulatory compliance with respect to compensation matters, including SEC rules and regulations regarding stockholder approval of certain executive compensation; and

•        assessing at least annually the independence of any compensation consultant, legal counsel or other adviser to the Compensation Committee.

The Compensation Committee has engaged an independent compensation consultant, Mercer (US) Inc. (“Mercer”), to assist the Compensation Committee in developing an annual cash bonus program, equity grant program and corporate long-term incentive program applicable to the Company’s executives and employees as a portion of their compensation structure. As part of this consulting arrangement, Mercer provides peer-based benchmarking services with respect to total compensation of certain of our executive officers and employees in order to inform its recommendations. Additionally, for fiscal 2021, Mercer assisted the Compensation Committee in designing and developing our non-employee director compensation program.

The Compensation Committee operates pursuant to a written charter adopted by the Board. The Compensation Committee Charter is available on the Investor Relations — Corporate Governance page of the Company’s website, https://lottery.com. The Compensation Committee did not meet during fiscal 2021.

Nominating and Corporate Governance Committee.    All members of the Nominating and Corporate Governance Committee are “independent” in accordance with the Nasdaq Rules. The duties and responsibilities of the Nominating and Corporate Governance Committee primarily include assisting the Board in its responsibilities with respect to, among other things:

•        developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as directors of our Board, and selecting director nominees for our annual meetings of stockholders or to fill vacancies or newly-created directorships;

•        developing and recommending to our Board corporate governance guidelines and monitoring the Company’s compliance with such guidelines;

•        reviewing the adequacy of the Certificate of Incorporation and the Bylaws; and

•        overseeing the Company’s significant environmental, social and corporate governance and sustainability practices, policies and activities.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable SEC rules and regulations and the Nasdaq Rules, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

As mentioned above, the Nominating and Corporate Governance Committee and the Board include “gender, ethnic and racial background” as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance

Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Corporate Governance Committee consider is the importance to the Company of diversity in board composition. Moreover, in anticipation of the Business Combination Closing and our first year as a public company, we intentionally focused on building a diverse Board with a view towards the long-term stability of our Board composition and achieving Nasdaq’s board diversity objective of having two diverse directors well in advance of the 2025 deadline for this objective.

When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. In addition, director nominees are expected to have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and to be willing and able to contribute positively to the decision-making process of the Company. We also expect nominees to be committed to understanding the Company and its industry and to regularly attend and participate in meetings of the Board and any Board committees on which they serve.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any such recommendation should be submitted to the Chief Legal Officer in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Chief Legal Officer, 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669. All recommendations for nomination received by the Chief Legal Officer that satisfy the requirements under the Bylaws relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2023 Annual Meeting of Stockholders.”

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee Charter is available on the Investor Relations — Corporate Governance page of the Company’s website, https://lottery.com. The Nominating and Corporate Governance Committee did not meet during fiscal 2021.

Board Diversity Matrix

The Nominating and Corporate Governance Committee and the Board seek director candidates with a broad diversity of knowledge, expertise and demonstrated experience in the areas that we believe are critical to our success, such as executive leadership; outside public board experience; knowledge of the entertainment, gaming or lottery industries; and governmental and regulatory expertise. In considering each director nominee and our incumbent directors not up for re-election, the Nominating and Corporate

Governance Committee and the Board evaluated such person’s satisfaction of these qualifications, as well as traditional diversity factors such as age, gender and racial diversity. The tables below provide additional information regarding the diversity of our directors, in terms of age, gender and other self-identified characteristics.

86% Male
14% Female
Gender Diversity
5 of 7 Directors
Independent
Independence
Lottery
Directors at a Glance
Racial Diversity
71% White
29% Racially Diverse
Age
Average Age: 56

Board Diversity Matrix (as of April 27, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background			—	—
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background			—

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines.    To further our commitment to sound governance, our Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding Board and committee composition, selection and performance evaluations; Board meetings; director qualifications and expectations, including with respect to continuing education obligations; and management succession planning, including for the CEO. The Corporate Governance Guidelines are available on the Investor Relations page of the Company’s website at https://ir.lottery.com/corporate-governance/governance-overview.

Code of Business Conduct and Ethics.    We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our Chairperson and CEO, CFO and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. If the Company ever were to amend or waive any provision of the Code of Conduct and that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. Amendments to the Code of Conduct must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website. The Code of Conduct is available on the Investor Relations — Corporate Governance page of the Company’s website, https://lottery.com.

Stockholder Communications with the Board

Stockholders may communicate with our Board, or to specific individual directors of the Board, including the Chairperson of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees, or to the independent directors as a group, by addressing such communications to the Chief Legal Officer, and delivering electronically at legal@lottery.com. The Chief Legal Officer will forward such communications upon receipt as appropriate.

Hedging and Pledging Policy

Pursuant to the Company’s Compliance with United States Federal Securities Laws Regarding Insider Trading: Security Trading Policy (the “Insider Trading Policy”), all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Board’s Role in Risk Oversight

As part of our Board’s meetings, our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans. These risks include financial, technological, cybersecurity exposures and the steps management has taken or plans to take with respect to these exposures, competitive and operational risks and exposures, both from a global perspective and on a jurisdiction-by-jurisdiction basis. The Board receives updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating and Corporate Governance Committee is responsible for overseeing risk related to our governance processes. In addition, the Board has allocated oversight of risks related to environmental, social and corporate governance (“ESG”) matters to the Nominating and Corporate Governance Committee, which periodically reviews as appropriate the Company’s ESG and sustainability strategies, initiatives, policies and practices. Each of the Board’s Committees reports its findings to the full Board for consideration. Each Committee reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports and on written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2021, except that, prior to the Business Combination Closing and before our current directors were appointed to the Board, there was one Form 4 reporting one late transaction filed by Ilya Ponomarev on May 11, 2021.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report of the Company’s financial statements. The Audit Committee has selected Armanino LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

Stockholder approval is not required to appoint Armanino LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2022. Our Board believes, however, that submitting the appointment of Armanino LLP to the stockholders for ratification is a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of Armanino LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Representatives of Armanino LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement as they desire and are expected to be available to respond to appropriate questions from stockholders.

Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by Armanino LLP:

	2021	2020
Audit Fees(1)	$813,696	$198,686
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total:	$813,696	$198,686

____________

(1)     Audit Fees represent the aggregate fees billed for professional services rendered for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)     Audit-Related Fees represent the aggregate fees billed for assurance and other services related to the performance of the audit or review of our consolidated financial statements and that are not reported under paragraph (1) above. These services include due diligence related to mergers and acquisitions and consultation concerning financial accounting and reporting standards.

(3)     Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)     All Other Fees represent fees billed for all other services.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. In addition, and pursuant to its charter and the Company’s Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the audit services to be provided by

Armanino LLP, and also reviews and pre-approves the engagement of Armanino LLP for the provision of other services during the year, including audit-related, tax and other permissible non-audit. For each proposed service, the Company’s management and the independent registered public accounting firm are required to jointly submit to the Audit Committee detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

Changes in Independent Registered Public Accounting Firm

As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 15, 2021 (the “November 15, 2021 Form 8-K”), following the Business Combination Closing, the Audit Committee engaged Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and approved the dismissal of Marcum LLP as the Company’s independent registered public accounting firm on November 10, 2021, effective on the same day. Prior to the Business Combination, Marcum LLP served as TDAC’s independent registered public accounting firm and Armanino LLP served as AutoLotto’s independent registered public accounting firm.

The reports of Marcum LLP on the Company’s financial statements as of and for the two most recent audited fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s two audited fiscal years ended December 31, 2020 and December 31, 2019, and the subsequent interim period through November 10, 2021, there were no disagreements between the Company and Marcum LLP on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years.

During the Company’s two audited fiscal years ended December 31, 2020 and December 31, 2019, and the subsequent interim period through November 10, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company provided Marcum LLP with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated November 12, 2021, was filed as Exhibit 16.1 to the November 15, 2021 Form 8-K.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

William C. Thompson Jr., Chair
Lisa Borders
Steven M. Cohen
Richard P. Kivel

The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers. Our executive officers who are not also directors, as well as certain officers, are listed below. For information on Messrs. DiMatteo and Clemenson, see “Continuing Members of the Board of Directors” under Proposal No. 1 — Election of Directors.

Name	Age	Position
Tony DiMatteo	43	CEO and Chairperson of the Board
Matt Clemenson	38	Chief Revenue Officer and Director
Ryan Dickinson	43	CFO, President and Treasurer
Kathryn Lever	53	CLO, COO and Secretary

Ryan Dickinson, 43, has served as the Company’s CFO, President and Treasurer since March 2022. Prior to that time, he was the Company’s Acting CFO, Chief Operating Officer, President and Treasurer since October 2021. Mr. Dickinson joined the Company through AutoLotto in June 2018 as Executive Vice President of Product until October 2018, when he was appointed to President and Chief Operating Officer. Prior to joining the Company, Mr. Dickinson served in leadership positions at AccuWeather, Inc. (“AccuWeather”), including as Product Manager of Mobile Apps from June 2015 until January 2016, as Director of Consumer Products from January 2016 until December 2017, and as Senior Director of Product Management from January 2018 until June 2018. During his time at AccuWeather, Mr. Dickinson was responsible for, among other things, leading teams in research and development initiatives, as well as managing and developing roadmaps for mobile apps and products. From April 2006 until June 2015, Mr. Dickinson worked at MultiAd Services, Inc., a marketing and advertising service provider, where he served as Manager of Web Development, Vice President of Technology, and Senior Vice President of the Product Division.

Kathryn (“Katie”) Lever, 53, has served as the Company’s CLO and Secretary since March 2021, and in addition to those roles, was appointed as COO in March 2022. Ms. Lever joined the Company in March 2021 as its first CLO and has worked to navigate our expansion as a public company while leading the charge on legal, compliance, risk management and regulatory requirements. Prior to joining the Company, Ms. Lever served as General Counsel to companies in the gaming industry, most recently from June 2018 to May 2020, as Chief Legal Counsel to Drew Las Vegas, and as the first operating Executive Vice President and General Counsel at Baha Mar, a Bahamas-based integrated luxury resort casino from January 2017 until June 2018. Previously, Ms. Lever served as Executive Vice President and General Counsel of Scientific Games Corporation (Nasdaq: SGMS), and its acquired entities Bally Technologies, Inc. (“Bally”) (NYSE: BYI) and SHFL entertainment, Inc. (“SHFL”) (Nasdaq: SHFL) from May 2011 until November 2015. Ms. Lever has over 25 years of legal experience and over 20 years of demonstrated successes in the gaming industry, notably managing and integrating Scientific Games Corporation’s $1.3 billion and $5.1 billion acquisitions, respectively, of SHFL and Bally between May 2013 and November 2014, and the 2005 initial public offering of Global Cash Access, Inc. (now Everi Holdings) (NYSE: EVRI). Ms. Lever has served as a board member of Global Gaming Woman since 2016, and as a board member and the chair of the audit committee of GBank Financial Holdings, Inc. (OTC: GBFH), the parent of Bank of George, since April 2019, and as an advisor to several technology companies in the gaming sector. She is an adjunct professor at the William S. Boyd School of Law, University of Nevada, holds an LL.B. from the University of Windsor, and is licensed to practice law in the State of Nevada and the Province of British Columbia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 14, 2022, the Record Date, for:

•        each person known to us to own beneficially 5% or more of our outstanding Common Stock;

•        each of our directors or director nominees;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

As of April 14, 2022, there were 50,760,799 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them:

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
DIRECTORS, DIRECTOR NOMINEES, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS(1)
Tony DiMatteo	6,289,484	12.4%
Matt Clemenson	6,289,487	12.4%
Ryan Dickinson	2,339,286	4.6%
Katie Lever	468,335	*
Lisa Borders	—	—
Steven M. Cohen	—	—
Joseph E. Kaminkow	—	—
Richard P. Kivel	—	—
William C. Thompson, Jr.	—	—
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (NINE PERSONS)	15,386,592	30.3%

____________

(1)     The business address of each of these stockholders is c/o Lottery.com Inc., 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the executive officers of Lottery.com who were “named executive officers,” or NEOs for fiscal 2021. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which, in general, require compensation disclosure for our principal executive officer and its two other most highly compensated executive officers, referred to herein as our NEOs.

Introduction

The primary objectives of our executive compensation programs are to attract and retain talented executives to effectively manage and lead our Company. Our NEOs for fiscal 2021 are:

•        Tony DiMatteo, our CEO;

•        Ryan Dickinson, our CFO, President and Treasurer; and

•        Katie Lever, our CLO, COO and Secretary.

Summary Compensation Table

The following table provides summary information concerning compensation of our named executive officers for services rendered to us during fiscal 2021 and 2020.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Tony DiMatteo	2021	500,000	—	—	—	—	—	500,000
CEO	2020	250,000	—	—	—	—	—	250,000
Ryan Dickinson	2021	500,000	—	34,504,453	—	—	—	35,004,453
CFO and President	2020	250,000	—	—	—	—	—	250,000
Katie Lever	2021	318,750	—	6,907,941	—	—	—	7,226,691
CLO, COO and Secretary	2020	—	—	—	—	—	—	—

____________

(1)     Amounts reflect the NEO’s base salary earned during the fiscal year presented. Ms. Lever joined the Company as CLO and Secretary on March 22, 2021.

(2)     Amount represents the aggregate grant date fair value of restricted share awards (“Restricted Shares”) made to the named executive officer computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“Topic 718”). As required by SEC rules, awards are reported in the year of grant. For more information, see “Narrative Disclosure to Summary Compensation Table — Supplemental Table” below.

Narrative Disclosure to Summary Compensation Table

Fiscal 2021 Equity Awards

On October 28, 2021, AutoLotto awarded 778,250 restricted shares of common stock (which were exchanged for 2,339,286 restricted shares of Common Stock (“Restricted Shares”) in connection with the Business Combination Closing) to Mr. Dickinson and 155,809 restricted shares of common stock (which were exchanged for 468,335 Restricted Shares in connection with the Business Combination Closing) to Ms. Lever, in each case, under the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Plan”) (together, such equity grants are referred to herein as the “Fiscal 2021 Equity Awards”).

The Fiscal 2021 Equity Awards rewarded Mr. Dickinson and Ms. Lever for their respective service to the Company during a critical period for the Company and as a result of their significant efforts in growing the Company’s business and preparing the Company to be a public company, as well as for completing the Business Combination during fiscal 2021. In particular, Mr. Dickinson joined the Company in June 2018, serving the Company for over three years, including through the Business Combination process, but had not previously received equity compensation for his services to the Company and previously had no equity in the Company. Ms. Lever joined the Company in March 2021, heading the Company’s legal function through the Business Combination process, without previously receiving any grant of equity for her services.

Vesting Terms

Mr. Dickinson’s Restricted Shares vest in full six months following the Business Combination Closing, or on April 29, 2022. In the event Mr. Dickinson’s Service terminates for any reason, all unvested Restricted Shares at the time of such termination will be forfeited.

With respect to Ms. Lever’s grant:

•        234,168 of Ms. Lever’s Restricted Shares are subject to time vesting, with 25% (or 58,542 Restricted Shares) vesting on October 28, 2022 (the one year anniversary of the Grant Date) and the remaining 75% vesting monthly over the subsequent 36 month period (with 4,878 Restricted Shares vesting each month).

•        234,167 of Ms. Lever’s Restricted Shares are subject to performance vesting, with 79,617 Restricted Shares (or 34%) vesting six months following the Business Combination Closing, or on April 29, 2022, and 154,550 of her Restricted Shares (or 66%) vesting based on stock price performance hurdles, with half of such shares vesting if the stock price equals or exceeds $14.50 for any 20 trading days in any 30 consecutive day trading period during the one year period following the Business Combination Closing and the other half vesting if the stock price equals or exceeds $16.00 for any 20 trading days in any 30 consecutive day trading period during the one year period following the Business Combination Closing. In the event that one or both closing price goals are not satisfied within 12 months following the Business Combination Closing, the remaining unvested performance-vested Restricted Shares will vest monthly over the 36 month period commencing with the 13 month anniversary of the Business Combination Closing, or on November 29, 2022.

In the event Ms. Lever’s service terminates for any reason, all unvested Restricted Shares at the time of such termination will be forfeited.

Supplemental Table

The following table shows the value of the Restricted Shares awarded to Mr. Dickinson and Ms. Lever included in the stock awards column of the Summary Compensation Table, except that instead of providing the grant date fair value of the awards under FASB ASC 718 as disclosed above, the dollar values below are presented as if the Restricted Shares fully vested on the dates listed below. Actual vesting date information is described above under “— Vesting Terms”.

February 15, 2022	Mr. Dickinson: $8,772,323 Ms. Lever: $1,756,256
March 15, 2022	Mr. Dickinson: $7,158,215 Ms. Lever: $1,433,105
April 15, 2022	Mr. Dickinson: $6,550,001 Ms. Lever: $1,311,338

Cash Compensation

Base Salary

Base salaries are generally set at levels deemed necessary to attract and retain our executives. We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements may be variable. Base salaries are generally reviewed annually and may be increased based on any number of factors at the discretion of the Compensation Committee, including the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. For fiscal 2020, each of Messrs. DiMatteo and Dickinson received an annual base salary of $250,000, while for fiscal 2021, each of Messrs. DiMatteo and Dickinson received an annual base salary of $500,000. For fiscal 2021, Ms. Lever received an annual base salary of $425,000, which the Compensation Committee increased to $500,00 for fiscal 2022.

Bonuses

In addition to base salaries, the named executive officers may receive discretionary annual bonuses, guaranteed and/or retention bonuses in the discretion of the Compensation Committee. Our NEOs did not earn any cash bonuses during fiscal 2020 or fiscal 2021; however, during fiscal 2022, the Compensation Committee in its discretion awarded one-time retention bonuses to each of Messrs. DiMatteo and Dickinson, who each received a cash award of $227,740, and to Ms. Lever, who received a cash award of $96,760. Such bonuses will be reported as fiscal 2022 compensation in the 2023 proxy statement.

Retirement Benefits, and Termination and Change in Control Provisions at December 31, 2021 and 2020

During fiscal 2021 and 2020, there were no pension or retirement benefits pursuant to any existing plan provided or contributed to by the Company or any of its subsidiaries. In addition, during fiscal 2021 and 2020, there were no termination and change in control provisions in effect for our NEOs.

Employment Agreements

Messrs. DiMatteo and Dickinson

During fiscal 2021, on February 21, 2021, we entered into employment agreements (the “Post-Closing Executive Employment Agreements”) with each of Messrs. DiMatteo and Dickinson, effective as of the first business day immediately following the Closing Date (the “Start Date”); Mr. Dickinson and the Company executed an amendment to his Post-Closing Executive Employment Agreement on March 23, 2022 which provided for a change in Mr. Dickinson’s title from Chief Operating Officer to Chief Financial Officer and President, effective as of March 10, 2022. Each of the Post-Closing Executive Employment Agreements provides for a base salary and an employment term that expires on the fifth anniversary of the Start Date (the “Initial Term”). The Initial Term is automatically extended thereafter from year to year, unless terminated in accordance with the terms of the agreement (with any extension beyond the Initial Term referred to as a “Renewal Term”). The Post-Closing Executive Employment Agreements may be terminated by either party at any time and for any reason upon 60 days’ notice, subject to the severance obligations described below.

The Post-Closing Executive Employment Agreements provide that each executive is eligible to receive an annual bonus, determined by the Company on a discretionary basis in an amount up to 50% of annual base salary, provided that the executive is employed on the bonus payment date.

If the employment of any executive is terminated without Cause (as defined in the Post Closing Executive Employment Agreements) or the executive resigns from his employment for Good Reason (as defined in the Post-Closing Executive Employment Agreements), the executive shall, subject to the execution of a separation and general release agreement, be entitled to receive a lump sum severance payment

(the “Severance Payment”) and full acceleration of outstanding unvested equity or equity-based awards (with any target performance conditions deemed fully satisfied). The Severance Payment is in an amount equal to (x) if such termination occurs during the Initial Term, (1) then-current base salary for the greater of (A) 12 months and (B) the number of days from the last day of employment through the last day of the Initial Term, (2) any unpaid annual bonus for any performance year prior to the year during which termination occurs, and (3) the target annual bonus for the performance year during which termination occurs, and (y) if such termination occurs during any Renewal Term, (1) then-current Base Salary for 12 months, (2) any unpaid annual bonus for any performance year prior to the year during which termination of employment occurs, and (3) the target annual bonus for the performance year during which such executive’s termination occurs.

The Post-Closing Executive Employment Agreements also provide that, if the executive’s employment is terminated due to death or disability, the executive will also be entitled to receive (i) the Severance Payment and (ii) the full acceleration and vesting of all unvested equity or equity-based awards.

Pursuant to the Post-Closing Executive Employment Agreements, each executive is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and twelve months post-employment non-competition and non-solicitation of employees and customer provisions.

Ms. Lever

During fiscal 2021, we entered into an employment agreement with Ms. Lever, effective March 22, 2021, pursuant to which Ms. Lever would serve as Chief Legal Officer of the Company. On March 28, 2022, we entered into an amendment to this agreement, pursuant to which Ms. Lever would also serve as Chief Operating Officer of the Company (in addition to her role as Chief Legal Officer) and for an increase in Ms. Lever’s annual base salary (from $425,000 to $500,000) and bonus opportunity (from up to 30% to 50% of base salary). Ms. Lever’s Agreement may be terminated by the Company at any time and for any reason and upon 30 days’ notice from Ms. Lever. Pursuant to her employment agreement, Ms. Lever is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and twelve months post-employment non-solicitation of employees and customer provisions, and non-competition provisions which apply during the term of Ms. Lever’s employment.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information concerning outstanding Common Stock equity awards held by each NEO as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Tony DiMatteo	—	—
Ryan Dickinson	2,339,286	$14,901,252
Katie Lever	468,335	$2,983,294

____________

(1)     Represents Restricted Shares granted to Mr. Dickinson and Ms. Lever on October 28, 2021 pursuant to the 2015 Plan. For more information, including the vesting terms for the Restricted Shares, please see “Narrative Disclosure to the Summary Compensation Table — Fiscal 2021 Equity Awards” above.

(2)     The fair market value of unvested shares of Restricted Shares is based on $6.37, the closing market price of the Common Stock on December 31, 2021.

Director Compensation

Our Non-Employee Director Compensation Program, approved by the Board in February 2022, provides for the following compensation:

•        An annual cash fee of $62,000, with supplemental cash fees of (i) $5,000, $3,000 and $2,000 for members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, and (ii) $16,000, $10,500 and $8,000 for the Chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively.

•        Annual equity grant of restricted stock units with an award value of $65,000, and initial equity grant of restricted stock units with an award value of $85,000.

The Compensation Committee recommends to the Board the annual compensation to be paid to the directors of our Board and may, in its discretion, revise or replace the compensation program described above. The Company reimburses each director for any reasonable expenses incurred by such director in connection with the performance of such director’s services to the Company.

Our directors (other than William J. Thompson, Jr., who joined the Board in March 2022) joined the Board on October 29, 2021, following the Business Combination Closing. The following table sets forth the total compensation paid to each of our non-employee directors for their service on the Board during fiscal 2021:

Name(1)	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Lisa Borders	13,463	—	13,463
Steven Cohen	13,808	—	13,808
Joseph Kaminkow	11,219	—	11,219
Richard Kivel	13,722	—	13,722
Marat Rosenberg(2)	—	—	—
Thomas Gallagher(2)	—	—	—
Gennadii Butkevych(2)	—	—	—
Ilya Ponomarev(2)	—	—	—

____________

(1)     Represents all non-employee directors who served on our Board during fiscal 2021. Matt Clemenson, our Chief Revenue Officer, is an executive officer, other than a named executive officer. Mr. Clemenson does not receive any additional compensation for his service as a member of our Board.

(2)     Messrs. Rosenberg, Gallagher, Butkevych and Ponomarav each served as directors of TDAC until the Business Combination Closing. None of TDAC’s directors received compensation for their service on TDAC’s board of directors during fiscal 2021.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy

Lottery.com has adopted a formal written policy that sets forth the policies and procedures for the review and approval or ratification of transactions with related persons (the “Related Person Transaction Policy”). The Related Person Transaction Policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. The Related Person Transaction Policy requires the prior review and approval of any such transactions with related persons by the Audit Committee (or disinterested members of the Board), and also requires that the Compensation Committee approve any employment relationship or transaction involving an executive officer of the Company and any related compensation.

In addition, the Related Person Transaction Policy requires, among other things, that:

•        the Audit Committee shall review the material facts of all related person transactions;

•        in reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to Lottery.com than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction;

•        in connection with its review of any related person transaction, Lottery.com shall provide the Audit Committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of Lottery.com in connection with such related person transaction; and

•        if a related person transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

All of the transactions described in this section occurred prior to the adoption of the Related Person Transaction Policy.

Related Person Transactions

Services Agreement with Master Goblin Games, LLC

In March 2020, the Company entered into a service agreement (as amended, the “Service Agreement”), with Master Goblin Games, LLC (“Master Goblin”), an entity that is wholly owned by our President and CFO, Ryan Dickinson. Master Goblin leases retail locations in certain U.S. jurisdictions from which it operates tabletop game retail stores and, ancillary to such retail operations, acts as sales agent or retailer licensed by the state lottery commission of such jurisdiction to sell lottery game tickets from such retail stores. The Company acquires lottery games as requested by users from Master Goblin on a non-exclusive basis in such jurisdictions.

Pursuant to the Service Agreement, Master Goblin is authorized and approved by the Company to incur up to $100,000 in initial expenses per location for the commencement of operations at each location, including, without limitation, tenant improvements, furniture, inventory, fixtures and equipment, security and lease deposits, and licensing and filing fees. Similarly, pursuant to the Service Agreement, during each month of operation, Master Goblin is authorized to submit to the Company for reimbursement on-going expenses of up to $5,000 per location for actually incurred lease expenses. The initial expenses are submitted by Master Goblin to the Company upon Master Goblin securing a lease, and leases are only secured by Master Goblin in any location upon request of the Company. On-going expenses are submitted by Master Goblin to the Company for reimbursement on a monthly basis, subject to offset. To the extent Master Goblin has a positive net income in any month, exclusive of the sale of lottery games, such net income reduces or eliminates such reimbursable expenses for that month. In addition, from time to time Master Goblin may incur certain additional reimbursable expenses for the benefit of the Company. The Company paid Master Goblin an aggregate of approximately $800,000 and $16,000, including expense reimbursements under the Service Agreement and additional reimbursable expenses, as of December 31, 2021 and 2020, respectively.

Investor Rights Agreement

Simultaneously with the Business Combination Closing, we entered into an investor rights agreement (the “Investor Rights Agreement”) with the Initial Stockholders and certain stockholders of AutoLotto (collectively, the “Stockholder Parties”). Pursuant to the Investor Rights Agreement, such parties agreed to vote or cause to be voted all shares owned by them or take such other necessary action to ensure that (i) our Board was made up of at least five directors at Closing, (ii) one director nominated by the Initial Stockholders (the “Initial Stockholders Director”) and the remaining directors nominated by the AutoLotto stockholders (the “AutoLotto Directors”) would be elected to our initial Board, with the Initial Stockholders Director designated as a Class II director, and (iii) following the nomination of our initial Board, neither the Initial Stockholders nor the AutoLotto Stockholders shall have ongoing nomination rights, except that in the event that a vacancy is created on our Board at any time by the death, disability, resignation or removal of the Initial Stockholders Director or any AutoLotto Director during their initial term, then (x) the AutoLotto Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an AutoLotto Director, or (y) the Initial Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an Initial Stockholders Director, will be entitled to designate an individual to fill the vacancy. In addition, the Investor Rights Agreement provides that we will register for resale under the Securities Act, certain shares of Common Stock and other equity securities that are held by the parties thereto from time to time as well as other customary registration rights for the parties thereto.

Indemnification Agreements with Directors and Officers

In connection with the Business Combination Closing, we entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from such officer or directors’ service to or on our behalf, as officers or directors to the maximum extent permitted by applicable law. Subject to certain limitations, the Bylaws also requires us to advance expenses incurred by our directors and officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2021.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders(1)	0	N/A	13,130,368
Total

____________

(1)     Relates only to the Lottery.com 2021 Incentive Plan.

In connection with the Business Combination, the Board and stockholders approved the Lottery.com 2021 Incentive Plan, which enables the Company to grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees, consultants and advisors to improve the ability of the Company to attract and retain key personnel upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to: 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669, by email to: legal@lottery.com, or by telephone at: (512) 592-2451.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, https://lottery.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Conduct, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and amendments thereto are also available at our website, as described above. If we make any amendments to our Code of Conduct or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to: 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669, by emailing: legal@lottery.com, or by calling: (512) 592-2451.

Stockholder Proposals for 2023 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement (the “2023 Proxy Statement”) for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). To be eligible for inclusion in the 2023 Proxy Statement, any such stockholder proposals must be submitted in writing to the Chief Legal Officer of the Company no later than Thursday, December 29, 2022, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2023 Proxy Statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the 2023 Annual Meeting, without having it included in the 2023 Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the closing of business on the 120th day prior to the first anniversary of the 2022 Annual Meeting. For the 2023 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than Friday,

February 10, 2023 and no later than Monday, March 13, 2023. Notwithstanding the foregoing, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2022 Annual Meeting, to be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Company not later than the later of the close of business on the 90th day prior to the 2023 Annual Meeting, or the close of business on the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company.

Notices of any proposals or nominations for the Company’s 2023 Annual Meeting of Stockholders should be sent to Lottery.com Inc., Attention: Chief Legal Officer, 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies LOTTERY.COM INC. to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 9, 2022. Votes submitted by mail must be received by 5:30 p.m., Eastern Time, on June 9, 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE ANNUAL MEETING – If you plan to attend the virtual Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend the Annual Meeting, visit: https://www.cstproxy.com/lottery/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. 1. Election of the two Class I Director Nominees (1) Steven M. Cohen (2) Joseph E. Kaminkow FOR ALL Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) 2. Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. FOR AGAINST ABSTAIN Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) NOTE: Such other business as may properly come before the Annual Meeting or any postponements or adjourn- ments thereof. CONTROL NUMBER Signature Signature, if held jointly Date 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2022 Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and to Attend the Virtual Annual Meeting, please go to: https://www.cstproxy.com/lottery/2022 PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS LOTTERY.COM INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2022, AT 10:00 A.M., EASTERN TIME The undersigned appoints Ryan Dickinson and Katie Lever, and each of them individually, as proxies, each with the power to appoint its substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Lottery.com Inc. held of record by the undersigned at the close of business on April 14, 2022 at the Annual Meeting to be held on June 10, 2022, and any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO CLASS I DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed, on the other side)